UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

                              USChina Taiwan, Inc.

                   __________________________________________________

                 (Exact name of registrant as specified in its charter)

            Nevada                                    27-2039490

--------------------------------       ----------------------------------

(State or other jurisdiction of         (IRS Employer Identification No.)

incorporation or organization)

16F-5, No. 78-17, Sec. 2 Zhong Gang Rd. Taichung, Taiwan

(Address of principal executive offices)            (Postal or Zip Code)

Title of each class to be registered	Name of each exchange on which each class is to be registered

Common stock, par value of $0.001 per Share	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box [ ]⁫

If this form relates to the registration of a class of securities pursuant to Section 12 (g) of the Exchange Act and is effective pursuant to General Instructions A.(d), check the following box [x]

Securities Act registration statement file number to which this form relates:

333-165526  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, par value of $0.001 per Share

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant’s Securities to be Registered

A description of the Registrant’s Common Stock is set forth under the caption “Description of Securities” contained in Registrant's Registration Statement on Form S-1, as amended, filed with the commission (File No. 333-165526) is incorporated by reference into this registration statement.

Item 2.  Exhibits

3.1	Articles of Incorporation (incorporated by reference from Registrant's Registration Statement on Form S-1 filed on March 17, 2010, Registration No. 333-165526)

3.2	By-laws (incorporated by reference from Registrant's Registration Statement on Form S-1/A filed on June 28, 2010, Registration No. 333-165526)

SIGNATURE:

Pursuant to the requirements of Section 12 of the Securities Act of 1934, the registrant has duly caused this registration statement on its behalf by the undersigned, thereto duly authorized.

                                      USChina Taiwan Inc

 Dated: October 11, 2010                By: /s/ Ching-sang Hong

                                       ------------------------

                                          Ching-sang Hong, CEO

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